EXHIBIT 2.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1995 Stock Option Plan of SimPlayer.com Ltd. (previously: Logal Educational Software and Systems Ltd.) of our report dated February 15, 2000 with respect to the consolidated financial statements of SimPlayer.com Ltd. (previously: Logal Educational Software and Systems Ltd.) included in its Annual Report on Form 20-F for the year ended December 31, 1999.

/s/ Kost, Forer and Gabbay

KOST, FORER AND GABBAY
Certified Public Accountants (Israel)
A member of Ernst & Young International

Tel Aviv, Israel
March 7, 2000